Exhibit 1.1

Execution Version

PURCHASE AGREEMENT

March 11, 2011

RBS Securities Inc.

J.P. Morgan Securities LLC
UBS Securities LLC

BNP Paribas Securities Corp.

As Representatives of the Initial Purchasers

c/o RBS Securities Inc.
600 Washington Blvd.
Stamford, CT  06901

Ladies and Gentlemen:

Introductory.  Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $300,000,000 aggregate principal amount of the Company’s 7.75% Senior Notes due 2019 (the “Notes”).  RBS Securities Inc., J.P. Morgan Securities LLC, UBS Securities LLC and BNP Paribas Securities Corp. have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined in Section 2 hereof), among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (the “DTC Agreement”), between the Company and the Depositary.

The payment of principal of, premium on, if any, and interest on the Notes will be unconditionally guaranteed on a senior unsecured basis, jointly and severally, by the Company’s subsidiaries listed on the signature page hereto (collectively, the “Initial Guarantors”) pursuant to their guarantees (the “Guarantees”).  Any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture (together with the Initial Guarantors, the “Guarantors”) shall be deemed to be a Guarantor.  The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

The Securities are being issued (i) to repurchase or redeem all or part of the Company’s 7¾% Senior Notes due 2013 (the “Existing Senior Notes”), (ii) to repay indebtedness outstanding under the Company’s revolving credit facility dated November 29, 2010, as amended and restated, supplemented or otherwise modified from time to time (the “Existing Credit Facility”), and/or (iii) as otherwise set forth in the Pricing Disclosure Package (as defined below) under the caption “Use of Proceeds.”  The issuance and sale of the Securities and the other related transactions described herein are collectively referred to as the “Transactions.”

The Securities will be subject to a Registration Rights Agreement to be dated as of the Closing Date (the “Registration Rights Agreement”) among the Company, the Initial Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to file with the Commission (as defined below) (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company and the guarantees of the Guarantors under the Indenture, each respectively with terms substantially identical to the Notes (the “Exchange Notes”) and the Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package.  The Securities are to be offered and sold to the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

As used herein, “Time of Sale” means 10:30 a.m. Eastern Standard Time, on March 11, 2011.

The Company has prepared and delivered or made available to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 7, 2011 (the “Preliminary Offering Memorandum”) and has prepared and delivered or made available to each Initial Purchaser copies of a Pricing Supplement, dated March 11, 2011 (the “Pricing Supplement”), attached hereto as Annex II and describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to collectively as the “Pricing Disclosure Package.”  The Company will prepare and deliver or make available to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”), in accordance with Section 3(a) hereof.

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information, if any, filed prior to the Time of Sale under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) and the Final Offering Memorandum.  All references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information, if any, filed after the Time of Sale and in accordance with Section 3(a) hereof, under the Exchange Act and incorporated by reference in the Final Offering Memorandum.

By this agreement (the “Agreement”), the Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1.  Representations and Warranties.  Each of the Company and the Initial Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (with references to the Pricing Disclosure Package applying as of the Time of Sale and references to the Final Offering Memorandum applying as of the Closing Date and if provided in any particular subsection below, as of its date):

(a)                                  No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to the Subsequent Purchasers in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)                                 No Integration, General Solicitation or Directed Selling Efforts.  None of the Company, the Initial Guarantors, any of their respective affiliates (as such term is defined in Rule 405 under the Securities Act) (each, an “Affiliate”) or any person acting on its or any of their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company and the Initial Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Company, the Initial Guarantors, any of their respective Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company and the Initial Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Initial Guarantors, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company and the Initial Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Initial Guarantors and their Affiliates and any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company and the Initial Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)                                  Eligibility for Resale under Rule 144A.  The Securities will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system within the meaning of Rule 144A.

(d)                                 The Pricing Disclosure Package and Final Offering Memorandum.

(A)                              Neither the Preliminary Offering Memorandum, as of its date, the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or will contain an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Representatives expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto, as the case may be.

(B)                                The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.

(e)                                  Company Additional Written Communications.  The Company has not prepared, made, used, authorized, approved or distributed and, without the prior written consent of the Representatives, will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications listed on Annex III attached hereto, in each case used in accordance with Section 3(a).  Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company or the Initial Guarantors in writing by the Representatives expressly for use in the Pricing Disclosure Package or any Company Additional Written Communication.

(f)                                    The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Initial Guarantors.

(g)                                 The DTC Agreement.  The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of, the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(h)                                 [Reserved].

(i)                                     Authorization, Execution and Enforceability of the Notes and the Guarantees.  The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be substantially in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.  The Guarantees of the Notes have been duly authorized for issuance pursuant to this Agreement and the Indenture, and at the Closing Date, will have been duly executed by each of the Initial Guarantors and, when the Indenture has been duly authorized, executed and delivered by the Company and the Trustee and when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Initial Guarantors, enforceable against the respective Initial Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

(j)                                     Authorization, Execution and Enforceability of the Exchange Notes and the Exchange Guarantees.  The Exchange Notes have been duly authorized for issuance and will (A) when issued be substantially in the form contemplated by the Indenture, (B) when executed by the Company and issued and authenticated in the manner provided for in the Indenture in exchange for the Notes, constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) be entitled to the benefits of the Indenture.  The Exchange Guarantees have been duly authorized for issuance pursuant to the Indenture, and will (A) when issued and executed by each of the Guarantors, (B) when the Exchange Notes have been issued and authenticated in the manner provided for in the Indenture in exchange for the Notes, constitute valid and binding agreements of the Guarantors, enforceable against the respective Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) be entitled to the benefits of the Indenture.

(k)                                  Authorization, Execution and Enforceability of the Indenture and the Registration Rights Agreement.  Each of the Indenture and the Registration Rights Agreement has been duly authorized by the Company and the Initial Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Initial Guarantors and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Company and the Initial Guarantors, enforceable against the Company and the Initial Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnification may be limited by applicable law.

(l)                                     Descriptions of the Securities, the Indenture, and the Registration Rights Agreement.  The Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(m)                               Capitalization.  As of December 31, 2010, the Company had an authorized and outstanding capitalization as set forth in the Pricing Disclosure Purchase and the Final Offering Memorandum.

(n)                                 Formation.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum, to execute and deliver this Agreement, the Indenture and the Registration Rights Agreement and to issue, sell and deliver the Notes as contemplated herein.  Each of the Initial Guarantors has been duly incorporated or formed and is currently existing as a corporation, limited liability company or limited exempt company, as applicable, and is in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as currently conducted or as it is to be conducted as described in the Pricing Disclosure Package and the Final Offering Memorandum.

(o)                                 Foreign Qualification.  The Company and each of the Initial Guarantors is duly qualified to do business as a corporation or limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and each of its subsidiaries taken as a whole or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby, including the Transactions (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”).

(p)                                 Initial Guarantors.  The Company, directly or indirectly, owns all of the issued and outstanding capital stock or membership interests of each of the Initial Guarantors; complete and correct copies of the Memorandum of Association, By-Laws, Certificate of Incorporation or Certificate of Designation or any of the organizational documents (collectively “Organizational Documents”) of the Company and each of the Initial Guarantors as in effect on the date of this Agreement have been made available to you; all of the outstanding shares of capital stock or membership interests of each of the Initial Guarantors have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except for liens pursuant to the Existing Credit Facility, and the Indenture, dated July 20, 2005, among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, governing the Company’s Existing Senior Notes (the “Senior Notes Indenture”), are owned by the Company subject to no material security interest, other material encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Initial Guarantors are outstanding.

(q)                                 No Existing Default.  Neither the Company, nor any of the Initial Guarantors is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its Organizational Documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any applicable federal, state, local or foreign law, regulation or rule, or (D) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, or (E)

any decree, judgment or order applicable to it or any of its properties, except for such breaches, violations or defaults pursuant to subsection (B), (C), (D) or (E) as would not, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    No Conflicts.  The execution, delivery and performance of this Agreement, the Indenture, and the Registration Rights Agreement, the issuance and sale of the Securities, and the consummation of the Transactions will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of its subsidiaries pursuant to) (A) the Organizational Documents of the Company, or any of its subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any applicable federal, state, local or foreign law, regulation or rule, or (D) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority or (E) any decree, judgment or order applicable to the Company or any of its subsidiaries or any of their respective properties, except for such breaches, violations or defaults pursuant to subsection (B), (C), (D) or (E) as would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                  No Consents.  Assuming the accuracy of the representations, warranties and covenants of the Initial Purchasers set forth herein and except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act or the securities law of the several states of the United States with respect to the Company’s and Initial Guarantors’ obligations under the Registration Rights Agreement and the purchase and distribution of the Securities by the Initial Purchasers, (ii) such consents that have been, or prior to the Closing Date and the Time of Sale will be, obtained and (iii) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Securities, or the consummation by the Company of the Transactions.

(t)                                    Authority to Conduct Business.  Each of the Company and the Initial Guarantors has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to have such licenses, authorizations, consents and approvals and to make such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Initial Guarantors is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Initial Guarantors, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(u)                                 No Legal Action.  There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries or any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any of the Initial Guarantors, would not, individually or in the aggregate, have a Material Adverse Effect.

(v)                                 Auditor.  KPMG LLP, whose reports on the consolidated financial statements of the Company and its consolidated subsidiaries are referenced in the Pricing Disclosure Package and the Final Offering Memorandum, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(w)                               Financial Statements.  The financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum, together with the related notes and schedules, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum are accurately and fairly presented, in all material respects, and prepared on a basis consistent with the financial statements and books and records of the Company;  there are no financial statements (historical or pro forma) that would be required to be included or incorporated by reference in a prospectus filed with the Commission under the Securities Act that are not included or incorporated by reference as required; the Company and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Pricing Disclosure Package and the Final Offering Memorandum.

(x)                                   No Material Changes.  Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Final Offering Memorandum in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been other than the Transactions (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole, (ii) any transaction which is material to the Company and its consolidated subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its consolidated subsidiaries, which is material to the Company and its consolidated subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding indebtedness of the Company or any of the Initial Guarantors or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its consolidated subsidiaries, other than distributions paid to the general and limited partners of the SWR Partnerships (as defined in the Preliminary Offering Memorandum under the caption “Description of Notes”).

(y)                                 Investment Company.  Neither the Company, nor any of the Initial Guarantors is, and at no time during the Distribution Period (as defined herein) will any of them be, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(z)                                   Title to Assets.  The Company and each of the Initial Guarantors have generally satisfactory title to their respective oil and gas properties, title investigations having been carried out by the Company or the Initial Guarantors in accordance with common practice in the oil and gas industry in the areas in which the Company and the Initial Guarantors operate, and good title to the other real and personal property reflected in the Pricing Disclosure Package and the Final Offering Memorandum, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except as described in the Pricing Disclosure Package, the Final Offering Memorandum, and the Existing Credit Facility, or as would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Pricing Disclosure Package and the Final Offering Memorandum as being held under lease by the Company or one of the Initial Guarantors is held thereby under valid, subsisting and enforceable leases, except (i) as described, and subject to limitations contained, in the Pricing Disclosure Package and the Final Offering Memorandum or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package and the Final Offering Memorandum; the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company and the Initial Guarantors reflect in all material respects the right of the Company and the Initial Guarantors to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and the Initial Guarantors with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(aa)                            Labor.  Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate,

have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(bb)                          Environmental Matters.  Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) the Company and its subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below); (ii) there are no events, conditions or circumstances known to the Company that would reasonably be expected to give rise to any costs or liabilities to the Company or any of its subsidiaries under Environmental Laws; and (iii) neither the Company nor any of its subsidiaries has received any written notice of an action, suit, claim, investigation, notice of violation, judgment, order or proceeding, in each case relating to any liability under any Environmental Law or any release or, to the Company’s knowledge, threatened release of any Hazardous Materials (as defined below) by the Company or any of its subsidiaries (as used herein, “Environmental Law” means any federal, state or local law, statute, ordinance, rule (including, without limitation, rules of common law), regulation, order, decree, judgment, injunction, permit, license, authorization or other legally enforceable binding requirement relating to health or safety (to the extent such health or safety relates to exposure to Hazardous Materials) or the protection of the environment or natural resources, including those relating to the distribution, generation, treatment, storage, disposal, transportation or release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or that gives rise to liability under any Environmental Law).

(cc)                            Tax Returns.  All material tax returns required to be filed by the Company or any of the Initial Guarantors have been timely filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(dd)                          Insurance Coverage.  Except as would not, individually or in the aggregate, have a Material Adverse Effect: the Company and each of its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the

Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which the Company believes is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any, except as described in the Pricing Disclosure Package and the Final Offering Memorandum; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(ee)                            No Contract Termination.  Neither the Company nor any of the Initial Guarantors has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Pricing Disclosure Package and the Final Offering Memorandum no such termination or non-renewal has been threatened by the Company or any of the Initial Guarantors or, to the Company’s knowledge, any other party to any such contract or agreement.

(ff)                                Maintenance of Internal Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)                          Disclosure and Control Procedures.  The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (A) presents the conclusions by the Chief Executive Officer and Chief Financial Officer about the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2010 and (B) discloses any change in the Company’s internal control over financial reporting that occurred during the Company’s fiscal quarter ended December 31, 2010 that has materially affected, or is reasonably likely to affect, the Company’s internal control over financial reporting; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification were correct as of the date of such certifications; the Company and, to the knowledge of the Company, the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.

(hh)                          Forward-Looking Statements.  Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum has been made or reaffirmed with a reasonable basis and in good faith.

(ii)                                  Statistical or Market-Related Data.  All statistical or market-related data included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.

(jj)                                  Illegal Payments.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in Pricing Disclosure Package and the Final Offering Memorandum.

(kk)                            Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or nongovernmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ll)                                  OFAC Sanctions.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S.  sanctions administered by OFAC.

(mm)                      Independent Petroleum Engineers.  Williamson Petroleum Consultants, Inc. (“WPCI”) and Ryder Scott (“Ryder” and together with WPCI, the “Independent Engineers”, whose reports regarding the oil and gas reserves of the Company and its subsidiaries (the “Reserve Reports”) are referenced in the Pricing Disclosure Package and the Final Offering Memorandum, and who has delivered the letter referenced to in Section 5(j) hereof, was, as of the date of such reports, and is, as of the date hereof, an independent engineering firm with respect to the Company.

(nn)                          Information Underlying Reserve Report.  The factual information underlying the estimates of proved oil and gas reserves of the Company and its subsidiaries, which was supplied by the Company and its subsidiaries to the Independent Engineers for the purposes of preparing the Reserve Reports, including, without limitation, production volumes, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations, the Company and the Initial Guarantors are not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Pricing Disclosure Package and the Final Offering Memorandum and as reflected in the Reserve Report; estimates of such reserves and present values as described in the Pricing Disclosure Package and the Final Offering Memorandum and reflected in the Reserve Report comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(oo)                          Gas Imbalances; Prepayments.  On a net basis there are no gas imbalances, take-or-pay or other prepayments that would require the Company or any of its subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one-half bcf of gas (on an mcf equivalent basis) in the aggregate, other than as would not result in a Material Adverse Effect.

(pp)                          Subsidiary Distributions.  No Initial Guarantor of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Initial Guarantor’s capital stock, from repaying the Company any loans or advances to such Initial Guarantor from the Company or from transferring any of such Initial Guarantor’s property or assets to the Company or any other Initial Guarantor of the Company, except as described in the Pricing Disclosure Package and the Final Offering Memorandum.

(qq)                          Finder’s or Broker’s or Agent’s Commissions.  Except pursuant to this Agreement, neither the Company nor any of the Initial Guarantors has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution, delivery and performance of this Agreement.

(rr)                                Price Stabilization or Manipulation.  Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, Affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ss)                            Regulation S.  The Company and the Initial Guarantors and their respective Affiliates and all persons acting on their behalf (other than Initial Purchasers and their Affiliates, as to whom the Company and the Initial Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Preliminary Offering Memorandum contains, and the Final Offering Memorandum will contain, the disclosure required by Rule 902.  The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. Person who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

Any certificate signed by an officer of the Company or any Initial Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Initial Guarantor (and not by such officer in his or her individual capacity) to each Initial Purchaser as to the matters set forth therein. The Company and the Initial Guarantors understand that the Initial Purchasers and, for purposes of the opinions to be delivered to them pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Company and the Initial Guarantors hereby consent to such reliance.

SECTION 2.  Purchase, Sale and Delivery of the Securities.

(a)                                  The Securities.  Each of the Company and the Initial Guarantors agrees to issue and sell to the Initial Purchasers all of the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A at a purchase price of 98.00% of the principal amount thereof, payable on the Closing Date, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b)                                 The Closing Date.  Delivery of certificates for the Securities to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP (or such other place as may be agreed to by the Company and the Representatives at 9:00 a.m. Eastern Standard Time, on March 16, 2011, or such other time and date as the Representatives shall designate by notice to the Company and the Company shall agree to (the time and date of such closing are called the “Closing Date”).

(c)                                  Delivery of the Securities.  On the Closing Date, the Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers certificates in global form for the Notes against payment of the purchase price by wire transfer of immediately available funds.  The global certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement.

(d)                                 Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i)                                     it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii)                                  it is a Qualified Institutional Buyer within the meaning of Rule 144A; and

(iii)                               it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

(e)                                  Each Initial Purchaser acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act.  Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Company that:

(i)                                     Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to persons contemplated by Section 2(d)(i) above.

(ii)                                  With respect to offers and sales outside the United States, each Initial Purchaser has offered the Securities and will offer and sell the Securities only in accordance with Annex I hereto.  Accordingly, neither the Initial Purchasers nor any person acting on their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S.  Terms used in this Section 2(e)(ii) have the meanings given to them by Regulation S.

(iii)                               The Initial Purchasers agree that they and each of their Affiliates will not offer or sell the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.  The Initial Purchasers agree, with respect to resales made in reliance on Rule 144A of any of the Securities Act, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

Each Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to them pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchasers hereby consent to such reliance.

SECTION 3.  Additional Covenants.  Each of the Company and the Initial Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a)                                  Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications.  As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver or make available to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement and such other changes to which the Representatives do not object. The Company will not amend or supplement the Preliminary Offering Memorandum, or the Pricing Supplement without the consent of RBS Securities Inc. (which consent will not be unreasonably, withheld, conditioned or delayed).  The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representatives shall previously have been furnished a copy of the proposed amendment or supplement, if reasonably practicable, at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement.  Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representatives reasonably object.

(b)                                 Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package or the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package or the Final Offering Memorandum to comply with law, the Company and the Initial Guarantors will promptly notify the Initial Purchasers thereof and prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package or the Final Offering Memorandum as may be necessary so that the statements in any of the Pricing Disclosure Package or the Final Offering Memorandum as so amended or supplemented will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that any of the Pricing Disclosure Package or the Final Offering Memorandum will comply with all applicable law.  If, during the period prior to the later of (i) completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers (it being agreed by the Representatives that they will notify the Company in writing if they have not completed such placement as of the Closing Date and if they so notify the Company, they will promptly notify the Company after they complete their distribution of the Securities) and (ii) 20 days after the Closing Date (such period the “Distribution Period”), any event shall occur or condition exist as a result of which the Final Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at such time, not misleading, or if in the judgment of any of the Representatives or counsel for the Representatives it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Initial Guarantors agree to promptly prepare (subject to Section 3 hereof) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at the time of such amendment or supplement, not misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 9 and 10 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c)                                  Copies of the Offering Memorandum.  The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)                                 Blue Sky Compliance.  Each of the Company and the Initial Guarantors shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect during the Distribution Period.  None of the Company or any of the Initial Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Initial Guarantors shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)                                  Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)                                    The Depositary.  The Company will cooperate with the Initial Purchasers and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)                                 Additional Issuer Information.  From and after the Closing Date, for so long as the Company is not subject to Section 13 or 15 of the Exchange Act and any of the Securities remain outstanding that are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h)                                 Agreement Not To Offer or Sell Additional Securities.  During the period of 45 days following the date hereof, the Company will not, without the prior written consent of RBS Securities Inc. (which consent may be withheld at the sole discretion of RBS Securities Inc.), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and the Registration Rights Agreement).

(i)                                     [Reserved].

(j)                                     No Integration.  The Company agrees that it will not and will use reasonable efforts to cause its Affiliates not to make any offer or sale of securities of the Company of any class which would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.

(k)                                  No General Solicitation or Directed Selling Efforts.  The Company agrees that it will not and will not authorize any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(l)                                     No Restricted Resales.  During the period from the Closing until one year after the Closing Date, without the prior written consent of the Representatives, the Company will not, and will not authorize any of its Affiliates to resell any of the Securities that have been reacquired by any of them.

(m)                               Legended Securities.  Each global certificate for a Note will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

The Representatives, on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company or any Initial Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.  Payment of Expenses.  Each of the Company and the Initial Guarantors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with (i) the preparation of the Preliminary Offering Memorandum, the Pricing Supplement, the Final Offering Memorandum and any Company Additional Written Communications, and the printing and furnishing of copies of each thereof to the Initial Purchasers (including costs of mailing and shipment), (ii) the issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Initial Purchasers, (iii) the producing, word processing and/or printing of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Indenture, the Securities and the Exchange Securities, as well as any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Initial Purchasers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Initial Purchasers) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Initial Purchasers, (v) the performance of their obligations under the Registration Rights Agreement, (vi) the fees and disbursements of the Trustee, (vii) the approval of the Securities by DTC for “book-entry” transfer, (viii) the rating of the Securities or the Exchange Securities, (ix) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Initial Purchasers’ sales forces, including, without limitation, out of pocket expenses associated with the production of road show slides and graphics, travel, lodging and other expenses incurred by the officers of the Company, and the cost of any aircraft chartered in connection with the road show, and (x) the performance of the Company’s other obligations hereunder.

SECTION 5.  Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy in accordance with Section 1 hereof of the representations and warranties on the part of the Company and the Initial Guarantors set forth in

Section 1 hereof and to the performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                                  Accountants’ Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from KPMG LLP, independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, covering the financial information in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(b)                                 No Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c)                                  Opinions of Counsel for the Company.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Company, substantially in the form attached as Exhibit A.

(d)                                 Opinions of Counsel for the Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)                                  Officers’ Certificate.  On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Chief Accounting Officer or a Vice President of the Company and each Initial Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b) hereof, and further to the effect that:

(i)                                     the representations and warranties of the Company and the Initial Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date in accordance with Section 1 hereof; and

(ii)                                  the Company and the Initial Guarantors have complied with all the agreements and satisfied all the conditions in all material respects on their part to be performed or satisfied at or prior to the Closing Date.

(f)                                    [Reserved].

(g)                                 Indenture.  The Company and the Initial Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(h)                                 [Reserved].

(i)                                     Registration Rights Agreement.  The Initial Purchasers shall have received the Registration Rights Agreement, executed and delivered by Company and the Initial Guarantors.

(j)                                     Independent Engineers Letters.  The Initial Purchasers shall have received from each of the Independent Engineers letters, dated respectively, the date of this Agreement and the Closing Date, and addressed to the Initial Purchasers confirming that as of the date of the Reserve Reports, it was an independent reserve engineer with respect to the Company and its subsidiaries and no information has come to its attention that could reasonably be expected to cause it to withdraw its Reserve Reports and otherwise in form and substance reasonably acceptable to the Representatives.

(k)                                  Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 9 and 10 hereof shall at all times be effective and shall survive such termination.

SECTION 6.  Reimbursement of Initial Purchasers’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 5 or 11(ii) hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the non-defaulting Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities.

SECTION 7.  Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and the Company and each of the Initial Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)                                  Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)                                 No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used by the Initial Purchasers in the United States in connection with the offering of the Securities.

(c)                                  The Initial Purchasers have not and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, (ii) any written communication that contains “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Company Additional Written Communication, (iii) the Company Additional Written Communication, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the preliminary or final terms of the Notes or their offering and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum.

(d)                                 Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the legend substantially in the form of that contained in “Notice to Investors” in the Offering Memorandum, for the time period and upon the other terms stated in the Offering Memorandum.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security other than by or on behalf of the Initial Purchasers.

SECTION 8.  [Reserved].

SECTION 9.  Indemnification.

(a)                                  Indemnification of the Initial Purchasers.  Each of the Company and the Initial Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers, employees and agents each person, if any, who controls any Initial

Purchaser within the meaning of the Securities Act and the Exchange Act and each Affiliate of any Initial Purchaser who has participated in the transactions contemplated by this Agreement (each such affiliate, a “Participating Affiliate”) against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee, agent, controlling person or Participating Affiliate may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser and each such director, officer, employee, agent, controlling person or Participating Affiliate for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee, agent, controlling person or Participating Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action (whether or not such Initial Purchaser, director, officer, employee, controlling person, or Participating Affiliate is a party thereto and whether threatened or commenced; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in subsection (b) below.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 Indemnification of the Company and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective agents, employees, officers and directors and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use therein, and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth under the caption “Plan of Distribution—Commissions and Discounts,” the second sentence under the caption “Plan of Distribution—New Issue of Notes” and the first two sentences of the first paragraph under the caption “Plan of Distribution—Short Positions” and each Initial Purchaser’s name as it appears on the front and back covers in the Preliminary Offering Memorandum and the Final Offering Memorandum.  The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnity agreement contained in Section 9(a) or (b) and will not relieve it from any liability under Section 9(a) or (b) above except to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded on the advice of counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 120 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 10.  Contribution.  If the indemnification provided for in Section 9 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Initial Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Initial Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (x) the total net proceeds from the offering of the Securities pursuant to this Agreement (net of discounts and commissions but before deducting expenses) received by the Company, and (y) the total discount and commissions received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Company and the Initial Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Initial Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Initial Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discount and commissions received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 10, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company or any Initial Guarantor, and each person, if any, who controls the Company or any Initial Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Initial Guarantors.

SECTION 11.  Termination of This Agreement.  This Agreement may be terminated by the Representatives by notice given to the Company if at any time prior to closing:  (i) trading or settlement in securities generally on the Nasdaq Stock Market, the NYSE or any over-the-counter market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange; (ii) trading or settlement in any securities of Company on the Nasdaq Stock Market shall have been suspended or limited, (iii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may (A) interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured and (B) make it inadvisable to proceed with the offering of the Securities in the manner and on the terms described in the Pricing Disclosure Package.  Any termination pursuant to this Section 11 shall be without liability on the part of (i) the Company or any Initial Guarantor to any Initial Purchaser, except that the Company and the Initial Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 4, 9 and 10 hereof shall at all times be effective and shall survive such termination.

SECTION 12.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations and warranties of the Company, the Initial Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Initial Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 13.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

c/o RBS Securities Inc.

600 Washington Blvd.

Stamford, CT  06901

Facsimile:  +1 203 873 4534

Attention:   High Yield Debt Capital Markets Syndicate

with copies to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York  10005

Facsimile:  (212) 701-3849

Attention:  Richard E. Farley

If to the Company or the Guarantors:

Clayton Williams Energy, Inc.

Six Desta Drive

Suite 6500

Midland, Texas  79705-5510

Attention:  Mel G. Riggs, Executive Vice President and Chief Operating Officer

Facsimile:  (432) 688-3432

With a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

2801 Via Fortuna

Suite 100

Austin, Texas 78746

Attention:  Milam F. Newby

Facsimile:  (512) 236-3240

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 9 and 10 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 15.  Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

SECTION 16.  Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17.  Governing Law Provisions; Consent to Jurisdiction.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(b)                                 Any legal suit, action or proceeding arising out of or based upon this Agreement (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, a “Related Judgment,” as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  To the extent permitted by applicable law, service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18.  Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers defaults in its obligations to purchase Securities hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, the non-defaulting Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial Purchasers so defaults and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all of the Securities, this Agreement shall terminate without liability to any non-defaulting Initial Purchaser or the Company or any Guarantor, except that Sections 4, 6, 9 and 10 hereof shall at all times be effective and shall survive such termination, but only with respect to the non-defaulting Initial Purchasers, and the Company shall have no obligation whatsoever to indemnify any defaulting Initial Purchaser and no obligation to reimburse any expenses of any defaulting Initial Purchaser.  In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.  As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 18.  Any action taken under this Section 18 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 19.  No Advisory or Fiduciary Responsibility.  Each of the Company and the Initial Guarantors acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Initial Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Initial Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, Initial Guarantors or their respective Affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Initial Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Initial Guarantors on other matters) or any other obligation to the Company and the Initial Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Initial Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Initial Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Initial Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter of this Section 19.  The Company and the Initial Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Initial Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement.

SECTION 20.  General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ISSUER:

CLAYTON WILLIAMS ENERGY, INC.

By:	/s/ T. Mark Tisdale
Name: T. Mark Tisdale
Title: Vice President

INITIAL GUARANTORS:

SOUTHWEST ROYALTIES, INC.
WARRIOR GAS CO.
CWEI ACQUISITIONS, INC.
ROMERE PASS ACQUISITION L.L.C.
CWEI ROMERE PASS ACQUISITION CORP.
BLUE HEEL COMPANY
TEX-HAL PARTNERS, INC.
DESTA DRILLING GP, LLC
DESTA DRILLING GP, LLC as General Partner of Desta Drilling, L.P.
WEST COAST ENERGY PROPERTIES GP, LLC
CLAJON INDUSTRIAL GAS, INC.
CLAYTON WILLIAMS PIPELINE CORPORATION

By:	/s/ T. Mark Tisdale
Name: T. Mark Tisdale
Title: Vice President

S-1

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

RBS SECURITIES INC.

Acting on behalf of itself

and as a Representative of

the several Initial Purchasers

By:	/s/ Michael F. Newcomb II
Name: Michael F. Newcomb II
Title: Managing Director

J.P. MORGAN SECURITIES LLC

Acting on behalf of itself

and as a Representative of

the several Initial Purchasers

By:	/s/ Robert Mertensotto
Name: Robert Mertensotto
Title: Managing Director

BNP PARIBAS SECURITIES CORP.

Acting on behalf of itself

and as a Representative of

the several Initial Purchasers

By:	/s/ Jim Turner
Name: Jim Turner
Title: Managing Director, Head of Capital Markets

UBS SECURITIES LLC

Acting on behalf of itself

and as a Representative of

the several Initial Purchasers

By:	/s/ James Boland
Name: James Boland
Title: Managing Director

By:	/s/ Francisco Pinto-Leite
Name: Francisco Pinto Leite
Title: Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Notes to Be Purchased
RBS Securities Inc.	$75,000,000
J.P. Morgan Securities LLC	$75,000,000
UBS Securities LLC	$51,000,000
BNP Paribas Securities Corp.	$39,000,000
Lloyds Securities Inc.	$10,500,000
Mitsubishi UFJ Securities (USA), Inc.	$10,500,000
BBVA Securities Inc.	$6,750,000
Global Hunter Securities LLC	$6,750,000
KeyBanc Capital Markets Inc.	$6,750,000
BOSC, Inc.	$6,750,000
Natixis Securities North America Inc.	$6,750,000
SG Americas Securities, LLC	$5,250,000
Total	$300,000,000

Schedule A-1

EXHIBIT A-1

Form of Vinson & Elkins L.L.P. Opinion

(1)           Each of the Company and the subsidiaries listed on Annex A (the “Guarantors”) hereto and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the State of Delaware or the State of Texas, with full corporate, limited partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business and enter into and perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Guarantors’ Guarantees (collectively, the “Transaction Documents”), in each case as described in the Pricing Disclosure Package and the Final Offering Memorandum. The Company and each of the Guarantors are in good standing or are duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Annex A hereto.

(2)           The Purchase Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors.

(3)           The Notes have been duly authorized by the Company, and when executed, issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture and authenticated by the Trustee in the manner required by the Indenture, the Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(4)           The Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized by the Company and each of the Guarantors.

(5)           The Guarantees have been duly authorized, executed and delivered  by each of the Guarantors, and, when the Notes have been executed, issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture and authenticated in the manner required by the Indenture, each Guarantee will constitute the valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, except as enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

Ex. A-1-1

(6)           The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors, constitutes a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(7)           The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(8)           The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of Notes” and “Description of Other Indebtedness,” insofar as such statements purport to summarize provisions of the documents referred to therein, and “Certain United States Federal Income Tax Consequences,” insofar as such statements purport to summarize matters of law or regulation or legal conclusions, are accurate in all material respects.

(9)           The execution and delivery by the Company and each of the Guarantors of the Transaction Documents to which it is a party and the consummation by the Company and each of the Guarantors of the transactions contemplated thereby, will not (i) with respect to the Company and the Guarantors, constitute a violation of their respective Organizational Documents,  (ii) assuming application of the proceeds from the sale of the Notes in the manner set forth in the Pricing Disclosure Package, constitute a violation of, or a breach or default under, the terms of any agreements identified in Annex B hereto (the “Applicable Contracts”), or (iii) violate, or result in any contravention of, or require any consent, approval, authorization or filing or qualification under (A) the Delaware Limited Liability Company Act (the “DLLCA”), (B) the Delaware General Corporation Law, (C) the Texas Business Organizations Code, (D) the Texas Limited Liability Company Act and (E) those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (other than the United States federal securities laws, state securities or blue sky laws, anti-fraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc.), except for violations, breaches, defaults, contraventions or failures to obtain any consent, approval, authorization or filing or qualification described in clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that such counsel shall not be required to make any special investigation

Annex II-3

as to the applicability of any specific law, rule or regulation (collectively, the “Applicable Laws”).

(10)         Assuming (i) the accuracy of the representations and warranties of the Company and the Initial Guarantors set forth in Section 1 of the Purchase Agreement and of the Initial Purchasers in Section 2(d) of the Purchase Agreement, (ii) the due performance by the Company and the Guarantors of the covenants and agreements set forth in Section 3 of the Purchase Agreement and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 2(e) of the Purchase Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Pricing Disclosure Package, the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Pricing Disclosure Package do not require registration under the Securities Act, and the Indenture does not require qualification under the Trust Indenture Act of 1939, other than any registration or qualification that may be required in connection with the Exchange Offer.  Such counsel expresses no opinion, however, as to any subsequent reoffer or resale of any of the Notes.

(11)         The Company is not, and after giving effect solely to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Guarantors and upon information obtained from public officials, (ii) assume, among others, that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, that the signatures on all documents examined by such counsel are genuine and that each of the Purchase Agreement, the Indenture, the Notes, the Guarantees, the Registration Rights Agreement and each other agreement referred to in such opinion have been duly authorized, executed and delivered by the parties thereto (other than the Company or the Initial Guarantors, as applicable), (iii) if the aggregate principal amount of Existing Senior Notes and Notes outstanding on the Closing Date (after giving effect to the issuance and sale of Notes pursuant the Purchase Agreement) exceeds $475,000,000, assume for purposes of the opinion in paragraph 9(ii) that the Company will apply the proceeds from the sale of the Notes to redeem all remaining Existing Notes prior to September 1, 2011, (iv) state that its opinion is limited to matters governed by New York law or federal law, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Texas Business Organizations Code and Texas Limited Liability Company Act and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any shareholders of the Company or of the Guarantors may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, the independent public accountants of the Company and your representatives, at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility

Annex II-3

for the accuracy, completeness or fairness of the statements contained in, the Pricing Disclosure Package and the Final Offering Memorandum (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe that:

(A)          the Final Offering Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(B)           the Pricing Disclosure Package, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no view, belief or comment of any nature with respect to the financial statements and related schedules, including the notes and schedules thereto and the auditor’s reports thereon, or any other financial and accounting information and information pertaining to hydrocarbon reserves and related reports, included in, or excluded from, Pricing Disclosure Package or the Final Offering Memorandum.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

Annex II-3

ANNEX A TO EXHIBIT A-1

Guarantors; Good Standing and Foreign Qualification

Name:	Jurisdiction:	Foreign Qualification
Blue Heel Company	Delaware	New Mexico Texas
Clayton Williams Pipeline Corporation	Delaware	Texas
CWEI Acquisitions, Inc.	Delaware	Texas
CWEI Romere Pass Acquisition Corp.	Delaware	Louisiana
Romere Pass Acquisition L.L.C.	Delaware	Louisiana
Southwest Royalties, Inc.	Delaware	Alabama Arkansas Colorado Kansas Louisiana Mississippi Montana Nebraska New Mexico North Dakota Oklahoma Texas Wyoming
Tex-Hal Partners, Inc.	Delaware	Texas
Clajon Industrial Gas, Inc.	Texas	Louisiana
Desta Drilling GP, LLC	Texas	None
Desta Drilling, L.P.	Texas	None
Warrior Gas Co.	Texas	Mississippi New Mexico
West Coast Energy Properties GP, LLC	Texas	California

Company

Clayton Williams Energy, Inc.	Delaware	Arizona Arkansas California Colorado Louisiana Mississippi Montana New Mexico Oklahoma Texas Utah Wyoming

Annex A-A-1-1

ANNEX B TO EXHIBIT A-1

Applicable Contracts

1.  Existing Credit Facility

2.  Indenture governing Existing Senior Notes (solely to the extent Existing Senior Notes remaining outstanding as of the Closing Date)

Annex B-A-1-1

ANNEX I

Resale Pursuant to Regulation S or Rule 144A.  Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act.  Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1

ANNEX II

Pricing Supplement

See attached.

Annex II-1

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

$300,000,000

Clayton Williams Energy, Inc.

 7.750% Senior Notes due 2019

March 11, 2011

Pricing Supplement dated March 11, 2011 to the Preliminary Offering Memorandum of Clayton Williams Energy, Inc. dated March 7, 2011, (the “Preliminary Offering Memorandum”).

THIS MATERIAL IS CONFIDENTIAL AND IS FOR YOUR INFORMATION ONLY AND IS NOT INTENDED TO BE USED BY ANYONE OTHER THAN YOU.  THIS INFORMATION DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE SECURITIES OR THE OFFERING.  PLEASE REFER TO THE PRELIMINARY OFFERING MEMORANDUM FOR A COMPLETE DESCRIPTION.

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum.

The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Financial information presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein. Terms used and not defined herein have the meanings assigned to them in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933 and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Annex II-2

Principal Amount:	$300,000,000
Title of Securities:	7.750% Senior Notes due 2019
Distribution:	144A/Regulation S with registration rights as set forth in the Preliminary Offering Memorandum
Final Maturity Date:	April 1, 2019
Coupon:	7.750%
Issue Price:	100%
Yield to Maturity:	7.750%
Gross Proceeds:	$300,000,000
Spread to Benchmark:	+471 basis points
Benchmark:	3.125% due May 15, 2019
Interest Payment Dates:	April 1 and October 1
Record Dates:	March 15 and September 15
First Interest Payment Date:	October 1, 2011
Trade Date:	March 11, 2011
Settlement Date:	March 16, 2011 (T+ 3)
Call Schedule:
		Year	Percentage
		April 1, 2015	103.875%
		April 1, 2016	101.938%
		April 1, 2017 and thereafter	100.000%

Make-Whole Amount:	Make-whole call prior to April 1, 2015 at Treasury Rate+50 bps, as described in the Preliminary Offering Memorandum.

Equity Claw:	Up to 35% prior to April 1, 2014 at 107.750% of the principal amount of the Notes.

Change of Control:	Puttable at 101%
Identification Numbers:	144A:	CUSIP:	969490 AD3
		ISIN:	US969490AD32

	Reg S:	CUSIP:	U96828 AB1
		ISIN:	USU96828AB16

Joint Book-Running Managers:	RBS Securities Inc., J.P. Morgan Securities LLC, UBS Securities LLC and BNP Paribas Securities Corp.

Annex II-3

ANNEX III

Company Additional Written Communications

1.               “Electronic road show” posted to NetRoadshow on March 8, 2011 at 12:15 p.m. Eastern Standard Time.

Annex III-1